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                                                                    Exhibit 23.2

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Whirlpool Corporation for the registration of $750,000,000 of Debt Securities and Debt Securities Warrants and to the incorporation by reference therein of our report dated January 20, 2000, with respect to the consolidated financial statements and schedule of Whirlpool Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Chicago, Illinois
March 20, 2000